This instrument was drafted by: Douglas P Ragaller Address: 400 CITY CENTER, OSHKOSH, WI 54901 Phone Number: 1-877-320-8301

After recording return to: U.S. BANK N.A., COLLATERAL DEPARTMENT, P.O. BOX 3487, OSHKOSH, WI 54903-3487

## MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS 7431732097
## IOWA REAL ESTATE

Grantor(s): Art's-Way Vessels, Inc.

Grantees: U.S. BANK N.A.

Legal Description: See Page 2

Parcel Identification Number:

This Mortgage, Security Agreement and Assignment of Rents ("**Mortgage**") is made and entered into by the undersigned borrower(s), guarantor(s) and/or other obligor(s) (collectively the "**Mortgagor**") in favor of U.S. BANK N.A. (the "**Bank**") as of the date set forth below.

**NOTICE: THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF $ 2,500,000.00 . LOANS AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED OR FILED MORTGAGES AND LIENS.**

## ARTICLE I. MORTGAGE/SECURITY INTEREST

1.1 **Grant of Mortgage/Security Interest.** For consideration received, the Mortgagor hereby sells, mortgages, conveys, grants a security interest and collaterally assigns to the Bank the Mortgaged Property (defined below) to secure all of the Mortgagor's Obligations (defined below) to the Bank. The intent of the parties hereto is that the Mortgaged Property secures all Obligations of the Mortgagor to the Bank, whether or not such Obligations exist under this Mortgage or any other agreements, whether now or hereafter existing, between the Mortgagor and the Bank or in favor of the Bank, including, without limitation, any note, any loan or security agreement, any lease, any other mortgage, deed of trust or other pledge of an interest in real or personal property, any guaranty, any letter of credit or reimbursement agreement or banker's acceptance, any agreement for any other services or credit extended by the Bank to the Mortgagor even though not specifically enumerated herein and any other agreement with the Bank (together and individually, the "**Loan Documents**").

1.2 "**Mortgaged Property**" means all of the following whether now owned or existing or hereafter acquired by the Mortgagor, wherever located: all the real estate described below or in **Exhibit A** attached hereto (the "**Land**"), together with all buildings, structures, standing timber, timber to be cut, fixtures, furnishings, inventory, equipment, machinery, apparatus, appliances, and articles of personal property of every kind and nature whatsoever, (and all proceeds and products thereof) now or hereafter located on the Land, or any part thereof, and used in connection with the Land and improvements; all materials, contracts, drawings and personal property relating to any construction on the Land; and all other improvements now or hereafter constructed, affixed or located thereon (the "**Improvements**") (the Land and the Improvements collectively the "**Premises**"); any and all easements, rights-of-way, licenses, privileges, and appurtenances thereto; any and all lease or other agreements for the use or occupancy of the Premises, and all the rents, issues, profits or any proceeds therefrom and all security deposits and any guaranty of a

tenant's obligation thereunder (collectively the "**Rents**"); all awards as a result of condemnation, eminent domain or other decrease in value of the Premises and all insurance and other proceeds of the Premises; and any interest of Mortgagor in and to the land lying within any street or roadway adjoining the Premises and any strips and gores adjoining the Premises or any part thereof.

The Land is described as follows (or in Exhibit A hereto if the description does not appear below):

Lot One (1) of Lot Two (2) of Dubuque Industrial Center West 7th Addition in the City of Dubuque, Iowa, according to the recorded plat thereof, subject to easements of record.

.

Property located at: 7010 Chavenelle Rd, Dubuque, Dubuque County, IA 52002

1.3 "**Obligations**" means all loans by the Bank to Art's-Way Manufacturing Co., Inc.

including those loans evidenced by a note or notes dated 05/10/12 in the initial principal amount(s) of $ 880,000.00

and any extensions, renewals, restatements and modifications thereof and all principal, interest, fees and expenses relating thereto (the "**Note**"); and also means all the Mortgagor's debts, liabilities, obligations, covenants, warranties, and duties to the Bank (plus its affiliates including any credit card debt, but specifically excluding any type of consumer credit), whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of the Loan Documents or otherwise, and regardless of whether such Obligations arise out of existing or future credit granted by the Bank to any Mortgagor, to any Mortgagor and others, to others guaranteed, endorsed or otherwise secured by any Mortgagor or to any debtor-in-possession/successor-in-interestof any Mortgagor, and principal, interest, fees, expenses and charges relating to any of the foregoing, including without limitation, costs and expenses of collection and enforcement of this Mortgage, attorneys' fees and environmental assessment or remediation costs.

1.4 **Homestead.** The Premises are not (are) (are not) the homestead of the Mortgagor.

## ARTICLE II. WARRANTIES AND COVENANTS

In addition to all other warranties and covenants of the Mortgagor under the Loan Documents which are expressly incorporated herein as part of this Mortgage, including the covenants to pay and perform all Obligations, and while any part of the credit granted the Mortgagor under the Loan Documents is available or any Obligations of the Mortgagor to the Bank are unpaid or outstanding, the Mortgagor continuously warrants and agrees as follows:

2.1 **Warranty of Title/Possession.** The Mortgagor has sole and exclusive title to and possession of the Premises, excepting only the following "**Permitted Encumbrances**": restrictions and utility easements of record and zoning ordinances (the terms of which are and will be complied with, and in the case of easements, are and will be kept free of encroachments); taxes and assessments not yet due and payable; and those Permitted Encumbrances set forth on **Exhibit B** attached hereto (except that if no Exhibit B is attached there will be no additional Permitted Encumbrances). The lien of this Mortgage, subject only to Permitted Encumbrances, is and will continue to be a valid first and only lien upon all of the Mortgaged Property.

2.2 **Maintenance; Waste; Alteration.** The Mortgagor will maintain the Premises in good and tenantable condition and will restore or replace damaged or destroyed Improvements with items of at least equal utility and value. The Mortgagor will not commit or permit waste to be committed on the Premises. The Mortgagor will not remove, demolish or materially alter any part of the Premises without the Bank's prior written consent, except the Mortgagor may remove a fixture or item of personal property, provided the fixture or item of personal property is promptly replaced with another fixture or item of personal property of at least equal utility. The replacement fixture or item of personal property will be subject to the priority lien and security interest of this Mortgage.

2.3 **Due on Sale; Transfer.** If all or any part of the Mortgagor's interest in the Premises is sold, conveyed, assigned, mortgaged, encumbered, hypothecated or transferred without the Bank's prior written consent, the Bank may, at the Bank's sole option, declare all sums secured hereby immediately due and payable.

2.4 **Escrow.** After written request from the Bank, the Mortgagor will pay to the Bank sufficient funds at such time as the Bank designates, to pay (i) the estimated annual real estate taxes and assessments on the Premises; (ii) all property or hazard insurance premiums when due; and (iii) flood insurance premiums, if required. Unless required by Iowa law, interest will not be paid by the Bank on any escrow funds. Escrowed funds may be commingled with other funds of the Bank. All escrowed funds are hereby pledged as additional security for the Obligations.

2.5 **Taxes, Assessments, and Charges.** To the extent not paid to the Bank under 2.4 above, the Mortgagor will pay before they become delinquent all taxes, assessments and other charges now or hereafter levied or assessed against the Premises, against the Bank based upon this Mortgage or the Obligations secured by this Mortgage, or upon the Bank's interest in the Premises, and will deliver to the Bank receipts showing timely payment.

2.6 **Insurance.** The Mortgagor will continually insure the Premises, with insurers acceptable to the Bank, against such perils or hazards as the Bank may require, in amounts not less than the unpaid balance of the Obligations or the full replacement value of the Improvements, whichever is less, with acceptable co-insurance provisions. The policies will contain an agreement by each insurer that the policy will not be terminated or modified without at least 30 days' prior written notice to the Bank and will contain a mortgage clause acceptable to the Bank; and the Mortgagor will take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds from the Improvements. The Mortgagor hereby assigns all insurance proceeds to and irrevocably directs, while any Obligations remain unpaid, any insurer to pay to the Bank the proceeds of all such insurance and any premium refund; and authorizes the Bank to endorse the Mortgagor's name to effect the same, to make, adjust or settle, in the Mortgagor's name, any claim on any insurance policy relating to the Premises. The proceeds and refunds will be applied in such manner as the Bank, in its sole and absolute discretion, determines to rebuilding of the Premises or to payment of the Obligations, whether or not then due and payable. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the debt secured hereby, all right, title, and interest of the Mortgagor in and to the proceeds for any loss and to any insurance policies then in force shall pass to the purchaser or grantee, regardless of whether or not there is a deficiency judgment after foreclosure sale or nonjudicial foreclosure.

2.7 **Condemnation.** The Mortgagor will pay to the Bank all compensation received for the taking of the Premises, or any part thereof, by a condemnation proceeding (including payments in compromise of condemnation proceedings), and all compensation received as damages for injury to the Premises, or any part thereof. The compensation will be applied in such manner as the Bank, in its sole and absolute discretion, determines to rebuilding of the Premises or to payment of the Obligations, whether or not then due and payable.

2.8 **Environmental Matters.** Except as specifically disclosed by Mortgagor to Bank in writing prior to the execution of this Mortgage, Mortgagor represents and warrants as follows. There exists no uncorrected violation by the Mortgagor of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "**Environmental Laws**"). The term "**Hazardous Substances**" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Mortgagor is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Mortgagor (a) has violated any Environmental Laws; (b) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "**Remedial Action**"); or (c) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower's environmental questionnaire provided to the Bank, there are not now, nor to the Mortgagor's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Mortgagor during the periods that the Mortgagor owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Mortgagor's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Mortgagor or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject

the Mortgagor to Remedial Action or other liability. The Mortgagor currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Mortgagor or Remedial Action or other response by or on the part of the Mortgagor under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Mortgagor for an alleged violation of Environmental Laws. In the event of any such circumstance or condition, the Mortgagor agrees, at its expense and at the request of the Bank, to permit an environmental audit solely for the benefit of the Bank, to be conducted by the Bank or an independent agent selected by the Bank and which may not be relied on by the Mortgagor for any purpose. This provision shall not relieve the Mortgagor from conducting its own environmental audits or taking any other steps necessary to comply with Environmental Laws.

2.9 **Assignments.** The Mortgagor will not assign, in whole or in part, to anyone other than the Bank, the rents, issues or profits arising from the Premises, without the Bank's prior written consent.

2.10 **Enforcement of Rents and Leases.** Upon default under this Mortgage or any of the Loan Documents or any Obligation (notwithstanding any cure period), the Bank shall be immediately entitled to collect all Rents, and the Bank, at its option, without notice and without seeking or obtaining the appointment of a receiver or taking actual possession of the Premises may (a) give notice to any tenant(s) that the tenant(s) should begin making payments under their lease agreement(s) directly to the Bank or its designee; (b) commence a foreclosure action and file a motion for appointment of a receiver; or (c) give notice to the Mortgagor that the Mortgagor should collect all Rents arising from the Premises and remit them to the Bank upon collection and that the Mortgagor should enforce the terms of the lease(s) to ensure prompt payment by tenant(s) under the lease(s). All Rents received by the Mortgagor shall be held in trust by the Mortgagor for the Bank. All such payments received by the Bank shall be applied, first, in such manner and order as may be prescribed by applicable law, and, second, in any manner and order of payment as the Bank determines to payments required under this Mortgage, the Loan Documents and the Obligations. The Mortgagor agrees to hold each tenant harmless from actions relating to tenant's payments of Rents to the Bank. By virtue of the conveyance of Rents to the Bank, the Bank is not assuming any liability under any leases or tenancy agreements.

2.11 **Right of Inspection.** The Bank may at all reasonable times enter and inspect the Premises.

2.12 **Redemption.** It is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of the foreclosure of this Mortgage and sale of the property by sheriff's sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statutes of the State of Iowa may at the sole option of the Bank be reduced to six (6) months provided the Bank, in such action, files an election to waive any deficiency judgment against the Mortgagor which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Mortgagor, and the time periods in Section 628.5, 625.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.

It is further agreed that the period of redemption after a foreclosure of this Mortgage may at the sole option of the Bank be reduced to sixty (60) days if all of the three following contingencies develop: (1) The Land is less than ten (10) acres in size; (2) the Court finds affirmatively that the premises have been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) the Bank in such action files an election to waive any deficiency judgment against the Mortgagor or its successors in interest in such action. If the redemption period is so reduced, the Mortgagor or its successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Section 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of the Mortgagor shall be a presumption that the Premises are not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.

2.13 **Fixture Filing.** From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to the Improvements and for this purpose the name and address of the debtor is the name and address of the Mortgagor as set forth in this Mortgage and the name and address of the secured party is the name and address of the Bank as set forth in this Mortgage.

2.14 **Business Purpose.** The Loan represented by the Note does not constitute a consumer credit transaction as

defined in Iowa Code Section 537.1301(ii). The loan is for a business or agricultural purpose as defined in Iowa Code Section 535.2(2) (a) (5).

2.15 **Compliance with Leases.** The Mortgagor will comply with all terms, covenants and conditions of any lease(s) affecting the Premises. Mortgagor will not accept any prepayment of rent for more than one month in advance, without the prior written consent of the Bank.

2.16 **Waivers by Mortgagor.** To the greatest extent that such rights may then be lawfully waived, the Mortgagor hereby agrees for itself and any persons claiming under the Mortgagor that it will waive and will not, at any time, insist upon or plead or in any manner whatsoever claim or take any benefit or advantage of (a) any exemption, stay, extension or moratorium law now or at any time hereafter in force; (b) any law now or hereafter in force providing for the valuation or appraisement of the Premises or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained or pursuant to the decree, judgment or order of any court of competent jurisdiction; (c) any law now or at any time hereafter made or enacted granting a right to redeem the Premises so sold or any part thereof or any rights of redemption from sale under any order or decree of foreclosure of this Mortgage; (d) any statute of limitations now or at any time hereafter in force; or (e) any right to require marshalling of assets by the Bank.

## ARTICLE III. RIGHTS AND DUTIES OF THE BANK

In addition to all other rights (including setoff) and duties of the Bank under the Loan Documents which are expressly incorporated herein as a part of this Mortgage, the following provisions will also apply:

3.1 **Bank Authorized to Perform for Mortgagor.** If the Mortgagor fails to perform any of the Mortgagor's duties or covenants set forth in this Mortgage, the Bank may perform the duties or cause them to be performed, including without limitation signing the Mortgagor's name or paying any amount so required, and the cost, with interest at the default rate set forth in the Loan Documents, will immediately be due from the Mortgagor to the Bank from the date of expenditure by the Bank to date of payment by the Mortgagor, and will be one of the Obligations secured by this Mortgage. All acts by the Bank are hereby ratified and approved, and the Bank will not be liable for any acts of commission or omission, nor for any errors of judgment or mistakes of fact or law.

## ARTICLE IV. DEFAULTS AND REMEDIES

The Bank may enforce its rights and remedies under this Mortgage upon default. A default will occur if the Mortgagor fails to comply with the terms of any Loan Documents or this Mortgage (including any guaranty by the Mortgagor) or defaults under the terms of any other mortgage affecting the Premises, or if any other obligor fails to comply with the terms of any loan documents for which the Mortgagor has given the Bank a guaranty secured by this Mortgage. Upon occurrence of a default, the Bank may declare the Obligations to be immediately due and payable.

4.1 **Cumulative Remedies; Waiver.** In addition to the remedies for default set forth in the Loan Documents, including acceleration, the Bank upon default will have all other rights and remedies for default available by law or equity including foreclosure of this Mortgage. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have. With respect to such rights and remedies:

a. **Receiver; Foreclosure.** The Bank may (and is hereby authorized and empowered to) foreclose this Mortgage in accordance with the law of the State of Iowa, and at any time after the commencement of an action in foreclosure, or during the period of redemption, the court having jurisdiction of the case shall at the request of the Bank appoint a receiver to take immediate possession of the Mortgaged Property and of the revenues and income accruing therefrom, and to rent or cultivate the same as such receiver may deem best for the interest of all parties concerned, and such receiver shall be liable to account to the Mortgagor only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and foreclosure and upon the Obligations. Mortgagor agrees that this Mortgage gives to the Bank the right to possession before sale and termination of the right of redemption, pledges the rents and profits, creates in favor of the Bank a lien upon and interest in the right of possession given by Iowa statute, and upon the revenue which arises from it, and waives the right to challenge the appointment of a receiver.

b. **Nonjudicial Foreclosure.** The Bank may at its option elect to foreclose this Mortgage by nonjudicial procedures allowed by Iowa law.

c. **Waiver by the Bank.** The Bank may permit the Mortgagor to attempt to remedy any default without waiving its rights and remedies hereunder, and the Bank may waive any default without waiving any other subsequent

or prior default by the Mortgagor. Furthermore, delay on the part of the Bank in exercising any right, power or privilege hereunder or at law will not operate as a waiver thereof, nor will any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. **No waiver or suspension will be deemed to have occurred unless the Bank has expressly agreed in writing specifying such waiver or suspension.**

## ARTICLE V. MISCELLANEOUS

In addition to all other miscellaneous provisions under the Loan Documents which are expressly incorporated as a part of this Mortgage, the following provisions will also apply:

5.1 **Term of Mortgage.** The Bank's rights under this Mortgage will continue until the Bank's commitment to lend has been terminated or expired, and until all Obligations have been paid in full and performed.

5.2 **Time of the Essence.** Time is of the essence with respect to payment of the Obligations, the performance of all covenants of the Mortgagor and the payment of taxes, assessments, and similar charges and insurance premiums.

5.3 **Subrogation.** The Bank will be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the proceeds of the Note.

5.4 **Choice of Law.** Foreclosure of this Mortgage will be governed by the laws of the state in which the Land is located. For all other purposes, the choice of law specified in the Loan Documents will govern.

5.5 **Severability.** Invalidity or unenforceability of any provision of this Mortgage shall not affect the validity or enforceability of any other provision.

5.6 **Entire Agreement.** This Mortgage is intended by the Mortgagor and Bank as a final expression of this Mortgage and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Mortgage. No parol evidence of any nature shall be used to supplement or modify any terms.

5.7 **Joint Liability; Successors and Assigns.** If there is more than one Mortgagor, the liability of the Mortgagors will be joint and several, and the reference to "Mortgagor" shall be deemed to refer to each Mortgagor and to all Mortgagors. The rights, options, powers and remedies granted in this Mortgage and the other Loan Documents shall extend to the Bank and to its successors and assigns, shall be binding upon the Mortgagor and its successors and assigns, and shall be applicable hereto and to all renewals, amendments and/or extensions hereof.

5.8 **Indemnification.** Except for harm arising from the Bank's willful misconduct, the Mortgagor hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to the Mortgaged Property (including, without limitation, the Mortgagor's failure to perform its obligations relating to Environmental Matters described in Section 2.8 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of this Mortgage and Obligations due the Bank.

5.9 **Notices.** Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

5.10 **Release of Rights of Dower, Homestead and Distributive Share.** Each of the undersigned hereby relinquishes all rights of dower, homestead and distributive share in and to the Mortgaged Property and waives all rights of exemption as to any of the Mortgaged Property.

5.11 **Copy.** The Mortgagor hereby acknowledges the receipt of a copy of this Mortgage, together with a copy of each promissory note secured hereby, and all other documents executed by the Mortgagor in connection herewith.

5.12 **Nonstatutory Liens.** Mortgagor hereby represents, warrants and agrees that the liens granted hereby are not the type of lien referred to in Chapter 575 of the Iowa Code, as now enacted or hereafter modified, amended or replaced. Mortgagor, for itself and all persons claiming by, through or under Mortgagor, agrees that it claims no lien or right to a lien of the type contemplated by Chapter 575 or any other chapter of the Code of Iowa and further waives all notices and rights pursuant to said law with respect to the liens hereby granted, and represents and warrants that it is the sole party entitled to do so and agrees to indemnify and hold harmless Bank from any loss, damage, and costs, including reasonable attorney fees, threatened or suffered by Bank arising either directly or indirectly as a result of any claim of the applicability of said law to the liens hereby granted.

5.13 **Purchase Money Mortgage.**

☐ This Mortgage is a purchase money mortgage as defined by Iowa Code Section 654.12B.

5.14 **Construction Mortgage.**

☐ This Mortgage secures an obligation incurred for the construction of an improvement on land including the acquisition cost of the land, and is a "construction mortgage" within the meaning of Section 554.9334 of the Iowa Uniform Commercial Code. This Mortgage also secures loans or advancements made to directly finance work or improvements upon the real estate described herein, and is a "construction mortgage lien" within the meaning of Section 572.18 of the Iowa Code.

5.15 **Riders.** The rider(s) attached hereto and recorded together with this Mortgage are hereby fully incorporated into this Mortgage.

[Check applicable box(es)]

☐ Construction Loan Rider ☐ Condominium Rider ☐ Second Mortgage Rider

☐ Other(s) (Specify) ______

IN WITNESS WHEREOF, the undersigned has/have executed this MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS as of MAY 1, 2013

Art's-Way Vessels, Inc.
Mortgagor Name (Organization)

a Iowa Corporation

By ______

Name and Title Carrie L Majeski, President

By ______

Name and Title ______

(Individual Mortgagor)

Mortgagor Name N/A

(Individual Mortgagor)

Mortgagor Name N/A

*NOTE: If individuals are married, both spouses must sign.*

[NOTARIZATION ON NEXT PAGE]

(Mortgagor Address)

7010 Chavenelle Rd

Dubuque, IA 52002

(Bank Address)

400 CITY CENTER

OSHKOSH, WI 54901

**I (WE) UNDERSTAND THAT HOMESTEAD PROPERTY IS IN MANY CASES PROTECTED FROM THE CLAIMS OF CREDITORS AND EXEMPT FROM JUDICIAL SALE; AND THAT BY SIGNING THIS MORTGAGE, I (WE) VOLUNTARILY GIVE UP MY (OUR) RIGHT TO THIS PROTECTION FOR THIS MORTGAGED PROPERTY WITH RESPECT TO CLAIMS BASED UPON THIS MORTGAGE.**

Dated: ______________________ ______________________

N/A, Mortgagor
(Type or Print Name)

Dated: ______________________ ______________________

N/A, Mortgagor
(Type or Print Name)

STATE OF Iowa }
COUNTY OF Story } ss.

This instrument was acknowledged before me on 5/1/13 (Date) Carrie L Majeski [Name(s) of Person(s)]

as President
(Type of authority, if any, e.g., officer, trustee; if an individual, state "a married individual" or "a single individual")

of Art's-Way Vessels, Inc.
(Name of entity on whose behalf the document was executed; use N/A if individual)

(Notarial Seal)

DOUGLAS RAGALLER
Commission Number 7170[illegible]
My Commission Expires
7/25/14

Douglas Ragaller

Printed Name: Douglas Ragaller
Notary Public, State of: Iowa
My commission expires: 7/25/14